SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported)    May 3, 1997

                         SHOWBOAT, INC.
       (Exact name of Registrant as specified in charter)

                             Nevada
         (State or other jurisdiction of incorporation)

        1-7123                           88-0090766
(Commission File Number)               (IRS Employee
                                    Identification No.)

2800 Fremont Street, Las Vegas, Nevada                  89104
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code   (702) 385-9123

                         Not Applicable
  (Former name or former address, if changed since last report)


               THIS DOCUMENT CONSISTS OF 2 PAGES.

Item 5.   OTHER EVENTS

           On May 3, 1997, Showboat, Inc., a Nevada publicly traded corporation ("Showboat"), announced that Publishing & Broadcasting Limited, a publicly traded Australian corporation ("PBL"), formally advised it that PBL had let lapse the agreement in principle to acquire from Showboat 10% of the outstanding ordinary shares of Sydney Harbour Casino Holdings Limited, a publicly traded Australian corporation and parent corporation of the holder of the gaming licensee of the Sydney Harbour Casino ("SHCL"), and the right to manage the Sydney Harbour Casino.

           As a result Showboat will remain the largest single shareholder of SHCL, beneficially owning 24.6% of SHCL's outstanding ordinary shares, and will continue to manage the Sydney Harbour Casino through an 85% owned subsidiary, Sydney Casino Management Pty Limited.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (a)  Financial Statements of Businesses Acquired.

               Not Applicable.

          (b)  Pro Forma Financial Information.

               Not Applicable.

          (c)  Exhibits.

               Not Applicable

                           SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         SHOWBOAT, INC.
                          (Registrant)


Dated:  May 13, 1997         By: /s/ H. Gregory Nasky
                                 H. Gregory Nasky
                                 Executive  Vice President  and
                                 Secretary